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                                                                    EXHIBIT 23.2

                               February 12, 1999

Conoco Inc.
600 North Dairy Ashford
Houston, Texas 77001-6651

Gentlemen:

     In connection with the registration statement on Form S-3 (the February Registration Statement) to be filed with the Securities and Exchange Commission on or about February 12, 1999, by Conoco Inc. (Conoco), DeGolyer and MacNaughton (the firm) hereby consents to the incorporation in the February Registration Statement by reference to the prospectus dated October 21, 1998 contained in the registration statement of Conoco on Form S-1 (File No. 333-60119) (the September Registration Statement) of the firm's letter report dated September 23, 1998, relating to a comparison of estimates prepared by the firm with those furnished by Conoco of the proved oil, condensate, natural gas liquids, and natural gas reserves, as of December 31, 1997, of certain properties owned by Conoco. We further consent to the reference to the firm under the caption "Experts" in the prospectus included in the February Registration Statement.

                                            Very truly yours,

                                            DeGOLYER and MacNAUGHTON